SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED May 24, 2001
(To Prospectus dated January 10, 2001)



                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2001-11
                                    Issuer

                       --------------------------------



The Class A-1               The Class A-1 Certificates
certificates represent
obligations of the trust    o      This supplement relates to the
only and do not represent          offering of the Class A-1 certificates
an interest in or                  of the series referenced above. This
obligation of CWMBS,               supplement does not contain complete
Inc., Countrywide Home             information about the offering of the
Loans, Inc., Countrywide           Class A-1 certificates. Additional
Home Loans Servicing LP,           information is contained in the
or any of their                    prospectus supplement dated May 24,
affiliates.                        2001 prepared in connection with the
                                   offering of the offered certificates
This supplement may be             of the series referenced above and in
used to offer and sell             the prospectus of the depositor dated
the offered certificates           January 10, 2001. You are urged to
only if accompanied by             read this supplement, the prospectus
the prospectus supplement          supplement and the prospectus in full.
and the prospectus.
                            o      As of the February 25, 2002, the class
                                   certificate balance of the Class A-1
                                   certificates was approximately $37,701,149.




NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

MARCH 6, 2002

                               THE MORTGAGE POOL


     As of February 1, 2002 (the "Reference Date"), The Mortgage Loans included approximately 831 Mortgage Loans having an aggregate Stated Principal Balance of approximately $335,177,039.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                                    As of
                                                                                February 1, 2002
     Total Number of Mortgage Loans ...........................................      831
     Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
              30-59 days.......................................................     0.72%
              60-90 days.......................................................     0.00%
              91 days or more (excluding pending foreclosures).................     0.00%
              Total Delinquencies..............................................     0.72%
     Foreclosures Pending......................................................     0.00%
     Total Delinquencies and foreclosures pending..............................     0.72%

______________
(1)   As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by Countrywide Home Loans, Inc. (including Countrywide Home Loans Servicing LP) and its subsidiaries and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and any relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001 and to approximately $25.658 billion at December 31, 2001. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                       At February 28, (29),                        Period Ended
                                                                                                    December 31,

                                       1998            1999            2000            2001             2001
                                       ----            ----            ----            ----             ----

Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End:
         30-59 days.............      1.08%           1.03%           1.37%           1.61%            1.89%
         60-89 days.............      0.16            0.18            0.22            0.28             0.39
         90 days or more
              (excluding
              pending
              foreclosures).....      0.16            0.12            0.16            0.14             0.23

         Total of delinquencies.
                                      1.40%           1.33%           1.75%           2.03%            2.51%
Foreclosures pending............      0.17%           0.14%           0.16            0.27%            0.31%
Total delinquencies and
     foreclosures pending.......      1.57%           1.47%           1.92%           2.30%            2.82%

Net Gains/(Losses) on
     liquidated loans (1) ......  $(2,662,000)    $(3,704,605)    $(3,076,240)    $(2,988,604)     $(5,677,141)

Percentage of Net
     Gains/(Losses) on
     liquidated loans (1)(2) ...     (0.024)%        (0.0018)%       (0.017)%        (0.014)%         (0.022)%

Percentage of Net
     Gains/(Losses) on
     liquidated loans (based on
     average outstanding
     principal balance)(1) .....     (0.027)%        (0.021)%        (0.018)%        (0.015)%         (0.023)%
_________________

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value
     (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.



                   DESCRIPTION OF THE CLASS A-1 CERTIFICATES

     The Class A-1 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of February 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class A-1 Certificates was approximately $37,701,149 evidencing a beneficial ownership interest of approximately 11.248% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $321,273,177 and evidenced in the aggregate a beneficial ownership interest of approximately 95.852% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $13,903,862 and evidenced in the aggregate a beneficial ownership interest of approximately 1.148% in the Trust Fund. For additional information with respect to the Class A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.


Reports to Certificateholders

     The monthly statement for February 2002, which has been furnished to Certificateholders of record on the most recent Distribution Date, is included herein as Exhibit 2.


Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations --Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant percentages ofthe Prepayment Assumption, (ii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee, and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan, (v) prepayments are allocated as described in the Prospectus Supplement without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of such Mortgage Loan by its respective remaining term to maturity, (viii) the Class Certificate Balance of the Class A-1 Certificates is $37,701,149, (ix) interest accrues on the Class A-1 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Class A-1 Certificates is March 6, 2002, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" in the Prospectus Supplement, and
(xiv) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA (as defined below), this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment

Assumption") is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. A 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, a 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence, for example, 275% SPA assumes prepayments rates will be 0.55% in month one, 1.10% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, it is not likely that (i) all of the Mortgage Loans have the interest rates, remaining terms to maturity or any other precise characteristics described under "Revised Structuring Assumptions" herein or (ii) all of the Mortgage Loans will prepay at the constant percentages of SPA specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of SPA, even if the remaining terms to maturity of the Mortgage Loans are consistent with the remaining terms to maturity of the Mortgage Loans assumed in the Revised Structuring Assumptions.


                         Percent of Class Certificate
                             Balance Outstanding*


                                                            Class A-1
                                                       Percentages of SPA
         Distribution Date              0%       100%       275%       300%        500%
Initial Percent..................      100        100        100        100        100
March 6, 2002....................       80         80         80         80         79
March 25, 2003...................       79         75         69         68         62
 March 25, 2004                         77         69         54         52         38
 March 25, 2005                         76         62         41         38         19
 March 25, 2006                         74         55         29         26          6
 March 25, 2007                         73         50         21         17          0
 March 25, 2008                         71         44         14         11          0
 March 25, 2009                         69         40          9          6          0
 March 25, 2010                         67         35          5          2          0
 March 25, 2011                         65         31          2          0          0
 March 25, 2012                         63         27          0          0          0
 March 25, 2013                         60         24          0          0          0
 March 25, 2014                         58         20          0          0          0
 March 25, 2015                         55         17          0          0          0
 March 25, 2016                         52         13          0          0          0
 March 25, 2017                         48         10          0          0          0
 March 25, 2018                         45          7          0          0          0
 March 25, 2019                         41          4          0          0          0
 March 25, 2020                         37          1          0          0          0
 March 25, 2021                         33          0          0          0          0
 March 25, 2022                         28          0          0          0          0
 March 25, 2023                         23          0          0          0          0
 March 25, 2024                         18          0          0          0          0
 March 25, 2025                         12          0          0          0          0
 March 25, 2026                          6          0          0          0          0
 March 25, 2027                          0          0          0          0          0
 Weighted Average Life (years) **.    16.0        7.9        3.6        3.4        2.1


  __________________________
  *  Rounded to the nearest whole percentage.
  ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

     A Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10%
or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     - is signed under penalties of perjury by the beneficial owner of the Certificate,

     -    certifies that such owner is not a U.S. Holder, and

     -    provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

     Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

     A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities, who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

     The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

     Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-1 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-1 Certificates are currently rated "AAA" by Fitch, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                               EXHIBIT 1

                                          The Mortgage Loans

                                          Mortgage Rates (1)
-------------------------------------------------------------------------------------------------
                                     Number of          Aggregate Principal   Percent of Mortgage
Mortgage Rates (%)                 Mortgage Loans       Balance Outstanding          Pool
-------------------------------------------------------------------------------------------------
6.500                                          6             $3,130,756.00                 0.93 %
6.625                                          3             $1,012,570.00                 0.30
6.750                                          9             $3,937,101.00                 1.17
6.875                                         33            $13,079,988.00                 3.90
6.990                                          1               $272,919.00                 0.08
7.000                                         72            $30,227,532.00                 9.02
7.125                                         75            $30,392,565.00                 9.07
7.250                                        136            $52,571,935.00                15.68
7.375                                        158            $65,268,653.00                19.47
7.500                                        130            $52,379,129.00                15.63
7.625                                         62            $24,442,327.00                 7.29
7.750                                         66            $25,441,686.00                 7.59
7.875                                         43            $18,515,027.00                 5.52
8.000                                          7             $3,741,374.00                 1.12
8.125                                          6             $2,107,712.00                 0.63
8.250                                          8             $2,492,443.00                 0.74
8.375                                          6             $2,617,210.00                 0.78
8.500                                          5             $1,651,756.00                 0.49
8.625                                          1               $334,572.00                 0.10
8.750                                          1               $395,679.00                 0.12
8.875                                          3             $1,164,104.00                 0.35
                                       ---------------------------------------------------------
   Total                                     831          $335,177,039.00                100.00%
                                             ===          ===============                ======
______________________________________
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans (as so adjusted) is expected to be approximately 7.385% per annum.  Without the adjustment, the weighted average mortage rate of the Mortgage Loans is expected to be approximately 7.395% per annum.


                            Current Mortgage Loan Principal Balances (1)

---------------------------------------------------------------------------------------------------
                                    Number of         Aggregate Principal       Percent of Mortgage
Current Mortgage Loan Amounts     Mortgage Loans      Balance Outstanding               Pool
---------------------------------------------------------------------------------------------------

 $ 50,000.01 to $100,000.00                    1                $76,435.00                 0.02%
 $100,000.01 to $150,000.00                    2               $280,161.00                 0.08
 $150,000.01 to $200,000.00                    2               $357,336.00                 0.11
 $200,000.01 to $250,000.00                    8             $1,914,512.00                 0.57
 $250,000.01 to $300,000.00                  103            $29,816,878.00                 8.90
 $300,000.01 to $350,000.00                  236            $76,795,601.00                22.91
 $350,000.01 to $400,000.00                  195            $73,359,343.00                21.89
 $400,000.01 to $450,000.00                   92            $39,253,887.00                11.71
 $450,000.01 to $500,000.00                   61            $29,038,626.00                 8.66
 $500,000.01 to $550,000.00                   36            $18,854,247.00                 5.63
 $550,000.01 to $600,000.00                   33            $19,122,664.00                 5.71
 $600,000.01 to $650,000.00                   32            $20,173,928.00                 6.02
 $650,000.01 to $700,000.00                    6             $4,055,252.00                 1.21
 $700,000.01 to $750,000.00                    7             $5,085,501.00                 1.52
 $750,000.01 to $1,000,000.00                 14            $12,189,010.00                 3.64
$1,000,000.01 to $1,500,000.00                 1             $1,464,544.00                 0.44
$1,500,000.01 to $2,000,000.00                 2             $3,339,114.00                 1.00
                                    ------------------------------------------------------------
     Total                                   831           $335,177,039.00               100.00%
                                             ===           ===============               =======
___________________________________
(1)  As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans is expected to be approximately $403,341.80.






                                Documentation Program for Mortgage Loans
------------------------------------------------------------------------------------------------------
                                             Number of       Aggregate Principal   Percent of Mortgage
Type of Program                         Mortgage Loans      Balance Outstanding            Pool
------------------------------------------------------------------------------------------------------
Full                                               345           $140,988,414.00               42.06%
Alternative                                        293           $118,394,889.00               35.32
Reduced                                            134            $53,128,138.00               15.85
Streamline                                          29            $11,785,659.00                3.52
Clues                                               29            $10,594,612.00                3.16
Missing                                              1               $285,328.00                0.09
                                       -------------------------------------------------------------
     Total                                         831           $335,177,039.00               100.00%
                                                   ===           ==============                ======


                                       Original Loan-to-Value Ratios (1)
------------------------------------------------------------------------------------------------------------
                                          Number of         Aggregate Principal     Percentgage of Mortgage
Original Loan-to-Value Ratios (%)        Mortgage Loans     Balance Outstanding             Pool
------------------------------------------------------------------------------------------------------------
  0.01-50.00                                         46            $22,627,519.00                     6.75%
 50.01-55.00                                         21             $9,263,656.00                     2.76
 55.01-60.00                                         43            $19,298,019.00                     5.76
 60.01-65.00                                         40            $16,799,852.00                     5.01
 65.01-70.00                                         73            $31,271,998.00                     9.33
 70.01-75.00                                        150            $63,293,966.00                    18.88
 75.01-80.00                                        375           $145,242,201.00                    43.33
 80.01-85.00                                         12             $4,460,372.00                     1.33
 85.01-90.00                                         35            $11,373,240.00                     3.39
 90.01-95.00                                         36            $11,546,217.00                     3.44
                                        -------------------------------------------------------------------
     Total                                          831           $335,177,039.00                   100.00%
                                                    ===           ===============                   ======
___________________________________
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 72.70%.



                                   Remaining Terms to Maturity (1)
----------------------------------------------------------------------------------------------------------
                                            Number of           Aggregate Principal     Percent of Morgage
Remaining Term to Maturity (Months)      Mortgage Loans         Balance Outstanding           Pool
----------------------------------------------------------------------------------------------------------
301 - 360                                           813              $329,197,217                  98.22%
181 - 300                                            17                $5,835,362                   1.74
1 - 120                                               1                  $144,460                   0.04
                                          ---------------------------------------------------------------
    Total                                           831              $335,177,039                   0.04%
                                                    ===              ============                  =====
___________________________________
(1)  As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 348 months.



                                          Purpose of Mortgage Loans
-------------------------------------------------------------------------------------------------------
                                          Number of        Aggregate Principal  Percentgage of Mortgage
Loan Purpose                            Mortgage Loans     Balance Outstanding           Pool
-------------------------------------------------------------------------------------------------------
Purchase                                           350           $135,151,105.00                 40.32%
Refinance (rate/term)                              292           $123,339,606.00                 36.80
Refinance (cash-out)                               189            $76,686,328.00                 22.88
                                               ---------------------------------------------------------
        Total                                      831           $335,177,039.00                 100.00%
-------------------------------                    ===           ===============                 =====



                                  State Distribution of Mortgaged Properties (1)
-----------------------------------------------------------------------------------------------------------
                                        Number of              Aggregate Principal     Percent of Mortgage
State                                Mortgage Loans            Balance Outstanding             Pool
-----------------------------------------------------------------------------------------------------------
Alabama                                           7                   $2,320,791.00                 0.69%
Arizona                                          18                   $6,843,093.00                 2.04
Arkansas                                          2                     $857,426.00                 0.26
California                                      412                 $169,244,108.00                50.49
Colorado                                         38                  $15,285,889.00                 4.56
Connecticut                                       4                   $1,801,026.00                 0.54
Delaware                                          2                     $804,465.00                 0.24
District of Columbia                              2                     $760,194.00                 0.23
Florida                                          43                  $17,494,774.00                 5.22
Georgia                                          21                   $8,383,552.00                 2.50
Hawaii                                            5                   $2,786,094.00                 0.83
Idaho                                             6                   $3,125,151.00                 0.93
Illinois                                         18                   $6,350,705.00                 1.89
Indiana                                           2                   $1,940,236.00                 0.58
Kansas                                            4                   $1,332,909.00                 0.40
Kentucky                                          7                   $2,937,705.00                 0.88
Louisiana                                         4                   $1,311,447.00                 0.39
Maine                                             1                     $317,910.00                 0.09
Maryland                                          9                   $3,406,607.00                 1.02
Massachusetts                                    16                   $6,376,827.00                 1.90
Michigan                                         11                   $4,173,493.00                 1.25
Minnesota                                         8                   $2,955,953.00                 0.88
Mississippi                                       1                     $285,349.00                 0.09
Missouri                                          8                   $2,872,836.00                 0.86
Montana                                           1                     $496,224.00                 0.15
Nevada                                           12                   $4,185,922.00                 1.25
New Hampshire                                     2                     $740,030.00                 0.22
New Jersey                                       17                   $7,060,920.00                 2.11
New Mexico                                        2                     $599,973.00                 0.18
New York                                         16                   $5,724,104.00                 1.71
North Carolina                                    8                   $2,765,205.00                 0.82
Ohio                                              6                   $2,401,218.00                 0.72
Oklahoma                                          5                   $2,111,459.00                 0.63
Oregon                                            5                   $1,704,128.00                 0.51
Pennsylvania                                      7                   $3,813,836.00                 1.14
Rhode Island                                      1                     $575,929.00                 0.17
South Carolina                                    4                   $1,444,448.00                 0.43
Tennessee                                        10                   $4,309,678.00                 1.29
Texas                                            28                  $11,324,122.00                 3.38
Utah                                             10                   $4,217,283.00                 1.26
Virginia                                         14                   $4,782,360.00                 1.43
Washington                                       27                  $10,269,652.00                 3.06
Wisconsin                                         3                   $1,042,043.00                 0.31
Wyoming                                           4                   $1,639,968.00                 0.49
                                     ----------------------------------------------------------------------
     Total                                      831                 $335,177,039.00                100.00%
                                                ===                 ===============                =======
___________________________________
(1)  No more than approximately 0.792% of the Mortgage Loans will be secured by mortgage properties located in any one postal zip code area.



                                        Types of Mortgaged Properties
-------------------------------------------------------------------------------------------------------
                                       Number of            Aggregate Principal     Percent of Mortgage
Property Type                       Mortgage Loans          Balance Outstanding           Pool
--------------------------------------------------------------------------------------------------------
Single Family                                  576              $236,490,484.00                  70.56%
PUD                                            216               $84,514,236.00                  25.21
Condominium                                     34               $12,215,799.00                   3.64
2-4 Family                                       4                $1,410,018.00                   0.42
                                      -----------------------------------------------------------------
     Total                                     831              $335,177,039.00                 100.00%
                                               ===              ===============                 ======


                                                 Occupancy Types (1)
-------------------------------------------------------------------------------------------------------

                                       Number of            Aggregate Principal     Percent of Mortgage
Occupancy Type                      Mortgage Loans          Balance Outstanding           Pool
--------------------------------------------------------------------------------------------------------
Primary Residence                              798              $320,350,272                    95.58%
Second Residence                                32               $14,280,265                     4.26
Investor Property                                1                  $546,503                     0.16
                                     -----------------------------------------------------------------
     Total                                     831              $335,177,039                    100.00%
                                               ===              ============                    ======
___________________________________
(1)  Based upon representations of the related borrowers at the time of origination.


                                   EXHIBIT 2

               THE                                  Distribution Date:  2/25/02
             BANK OF
             NEW YORK

      5 Penn Plaza, 16th Fl.
        New York, NY 10001

    Attn: Courtney Batholomew
           212-328-7569


                                                        CountryWide Home Loan
                                                Mortgage Pass - Through Certificates
                                                           Series 2001-11


                                           Certificateholder Monthly Distribution Summary

   ---------------------------------------------------------------------------------------------------------------------------------
                                          Certificate                       Pass
                              Class          Rate         Beginning       Through       Principal        Interest         Total
      Class       Cusip    Description       Type          Balance       Rate (%)     Distribution     Distribution    Distribution
   ---------------------------------------------------------------------------------------------------------------------------------
       A1       12669BW73     Senior      Fix-30/360    39,834,349.38      6.500000   2,133,200.85       215,769.39   2,348,970.24
       A2       12669BW81     Senior      Fix-30/360   197,448,161.96      6.500000  11,611,965.36     1,069,510.88  12,681,476.24
       A3       12669BW99     Senior      Fix-30/360    20,755,495.46      6.500000   1,263,581.10       112,425.60   1,376,006.70
       A4       12669BX23     Senior      Fix-30/360    12,228,000.00      6.500000           0.00        66,235.00      66,235.00
       A5       12669BX31     Senior      Fix-30/360    10,000,000.00      6.500000           0.00        54,166.67      54,166.67
       A6       12669BX49     Senior      Fix-30/360    15,779,371.71      6.500000           0.00             0.00           0.00
       A7       12669BX56     Senior      Fix-30/360    40,000,000.00      6.500000           0.00       216,666.67     216,666.67
       PO       12669BX72    Strip PO     Fix-30/360       151,299.22      0.000000         224.76             0.00         224.76
       AR       12669BX64     Senior      Fix-30/360             0.00      6.500000           0.00             0.00           0.00
        M       12669BX80     Senior      Fix-30/360     5,963,410.41      6.500000       4,803.61        32,301.81      37,105.41
       B1       12669BX98     Senior      Fix-30/360     2,981,705.21      6.500000       2,401.80        16,150.90      18,552.71
       B2       12669BY22     Senior      Fix-30/360     2,186,583.82      6.500000       1,761.32        11,844.00      13,605.32
       B3       12669BY30     Senior      Fix-30/360     1,192,682.09      6.500000         960.72         6,460.36       7,421.08
       B4       12669BY48     Senior      Fix-30/360       795,121.38      6.500000         640.48         4,306.91       4,947.39
       B5       12669BY55     Senior      Fix-30/360       795,568.04      6.500000         640.81         4,309.33       4,950.14
   ---------------------------------------------------------------------------------------------------------------------------------

   ---------------------------------------------------------------------------------------------------------------------------------
     Totals                                            350,111,748.68                15,020,180.81     1,810,147.52  16,830,328.33
   ---------------------------------------------------------------------------------------------------------------------------------



   ---------------------------------------------------
                    Current                Cumulative
                   Realized      Ending      Realized
      Class         Losses       Balance      Losses
   ---------------------------------------------------
       A1            0.00    37,701,148.53      0.00
       A2            0.00   185,836,196.60      0.00
       A3            0.00    19,491,914.36      0.00
       A4            0.00    12,228,000.00      0.00
       A5            0.00    10,000,000.00      0.00
       A6            0.00    15,864,843.31      0.00
       A7            0.00    40,000,000.00      0.00
       PO            0.00       151,074.46      0.00
       AR            0.00             0.00      0.00
        M            0.00     5,958,606.80      0.00
       B1            0.00     2,979,303.40      0.00
       B2            0.00     2,184,822.50      0.00
       B3            0.00     1,191,721.36      0.00
       B4            0.00       794,480.90      0.00
       B5            0.03       794,927.20    166.30
   ---------------------------------------------------

   ---------------------------------------------------
     Totals          0.03   335,177,039.42    166.30
   ---------------------------------------------------

               THE                                  Distribution Date:  2/25/02
             BANK OF
             NEW YORK

      5 Penn Plaza, 16th Fl.
        New York, NY 10001

    Attn: Courtney Batholomew
           212-328-7569


                                                        CountryWide Home Loan
                                                Mortgage Pass - Through Certificates
                                                           Series 2001-11

                                                     Principal Distribution Fund

   ---------------------------------------------------------------------------------------------------------------------------------
                             Original        Beginning      Scheduled                  Unscheduled         Net
                            Certificate     Certificate     Principal     Accretion     Principal       Principal        Current
     Class      Cusip         Balance         Balance      Distribution   Principal    Adjustments     Distribution  Realized Losses
   ---------------------------------------------------------------------------------------------------------------------------------
      A1      12669BW73    47,000,000.00  39,834,349.38    2,133,200.85        0.00        0.00        2,133,200.85         0.00
      A2      12669BW81   236,454,000.00 197,448,161.96   11,611,965.36        0.00        0.00       11,611,965.36         0.00
      A3      12669BW99    25,000,000.00  20,755,495.46    1,263,581.10        0.00        0.00        1,263,581.10         0.00
      A4      12669BX23    12,228,000.00  12,228,000.00            0.00        0.00        0.00                0.00         0.00
      A5      12669BX31    10,000,000.00  10,000,000.00            0.00        0.00        0.00                0.00         0.00
      A6      12669BX49    15,112,000.00  15,779,371.71            0.00   85,471.60        0.00                0.00         0.00
      A7      12669BX56    40,000,000.00  40,000,000.00            0.00        0.00        0.00                0.00         0.00
      PO      12669BX72       205,450.63     151,299.22          224.76        0.00        0.00              224.76         0.00
      AR      12669BX64           100.00           0.00            0.00        0.00        0.00                0.00         0.00
       M      12669BX80     6,000,000.00   5,963,410.41        4,803.61        0.00        0.00            4,803.61         0.00
      B1      12669BX98     3,000,000.00   2,981,705.21        2,401.80        0.00        0.00            2,401.80         0.00
      B2      12669BY22     2,200,000.00   2,186,583.82        1,761.32        0.00        0.00            1,761.32         0.00
      B3      12669BY30     1,200,000.00   1,192,682.09          960.72        0.00        0.00              960.72         0.00
      B4      12669BY48       800,000.00     795,121.38          640.48        0.00        0.00              640.48         0.00
      B5      12669BY55       800,449.37     795,568.04          640.81        0.00        0.00              640.81         0.03
   ---------------------------------------------------------------------------------------------------------------------------------

   ---------------------------------------------------------------------------------------------------------------------------------
    Totals                400,000,000.00 350,111,748.68   15,020,180.81   85,471.60        0.00       15,020,180.81         0.03
   ---------------------------------------------------------------------------------------------------------------------------------


   -------------------------------------------------
                    Current           Ending
                   Realized         Certificate
     Class          Losses            Balance
   -------------------------------------------------
      A1         37,701,148.53     0.80215209642
      A2        185,836,196.60     0.78592959563
      A3         19,491,914.36     0.77967657445
      A4         12,228,000.00     1.00000000000
      A5         10,000,000.00     1.00000000000
      A6         15,864,843.31     1.04981758256
      A7         40,000,000.00     1.00000000000
      PO            151,074.46     0.73533218862
      AR                  0.00     0.00000000000
       M          5,958,606.80     0.99310113312
      B1          2,979,303.40     0.99310113479
      B2          2,184,822.50     0.99310113418
      B3          1,191,721.36     0.99310113645
      B4            794,480.90     0.99310112397
      B5            794,927.20     0.99310116597
   -------------------------------------------------

   -------------------------------------------------
    Totals      335,177,039.42
   -------------------------------------------------

               THE                                  Distribution Date:  2/25/02
             BANK OF
             NEW YORK

      5 Penn Plaza, 16th Fl.
        New York, NY 10001

    Attn: Courtney Batholomew
           212-328-7569


                                                        CountryWide Home Loan
                                                Mortgage Pass - Through Certificates
                                                           Series 2001-11


                                                     Interest Distribution Fund

   ---------------------------------------------------------------------------------------------------------------------------------
               Beginning           Pass            Accrued        Cumulative                          Total               Net
              Certificate         Through          Optimal          Unpaid         Deferred         Interest           Prepayment
     Class      Balance          Rate (%)         Interest         Interest        Interest            Due           Int Shortfall
   ---------------------------------------------------------------------------------------------------------------------------------
      A1     39,834,349.38        6.500000        215,769.39          0.00               0.00        215,769.39            0.00
      A2    197,448,161.96        6.500000      1,069,510.88          0.00               0.00      1,069,510.88            0.00
      A3     20,755,495.46        6.500000        112,425.60          0.00               0.00        112,425.60            0.00
      A4     12,228,000.00        6.500000         66,235.00          0.00               0.00         66,235.00            0.00
      A5     10,000,000.00        6.500000         54,166.67          0.00               0.00         54,166.67            0.00
      A6     15,779,371.71        6.500000              0.00          0.00          85,471.60         85,471.60            0.00
      A7     40,000,000.00        6.500000        216,666.67          0.00               0.00        216,666.67            0.00
      PO        151,299.22        0.000000              0.00          0.00               0.00              0.00            0.00
      AR              0.00        6.500000              0.00          0.00               0.00              0.00            0.00
       M      5,963,410.41        6.500000         32,301.81          0.00               0.00         32,301.81            0.00
      B1      2,981,705.21        6.500000         16,150.90          0.00               0.00         16,150.90            0.00
      B2      2,186,583.82        6.500000         11,844.00          0.00               0.00         11,844.00            0.00
      B3      1,192,682.09        6.500000          6,460.36          0.00               0.00          6,460.36            0.00
      B4        795,121.38        6.500000          4,306.91          0.00               0.00          4,306.91            0.00
      B5        795,568.04        6.500000          4,309.33          0.00               0.00          4,309.33            0.00
   ---------------------------------------------------------------------------------------------------------------------------------

   ---------------------------------------------------------------------------------------------------------------------------------
    Totals  350,111,748.68                      1,810,147.52          0.00          85,471.60      1,895,619.12            0.00
   ---------------------------------------------------------------------------------------------------------------------------------


   ----------------------------------------------------------------------------
               Unscheduled                       Unscheduled
                 Interest          Interest        Interest          Interest
     Class      Adjustment           Paid         Adjustment           Paid
   ----------------------------------------------------------------------------
      A1            0.00        215,769.39            0.00        215,769.39
      A2            0.00      1,069,510.88            0.00      1,069,510.88
      A3            0.00        112,425.60            0.00        112,425.60
      A4            0.00         66,235.00            0.00         66,235.00
      A5            0.00         54,166.67            0.00         54,166.67
      A6            0.00              0.00            0.00              0.00
      A7            0.00        216,666.67            0.00        216,666.67
      PO            0.00              0.00            0.00              0.00
      AR            0.00              0.00            0.00              0.00
       M            0.00         32,301.81            0.00         32,301.81
      B1            0.00         16,150.90            0.00         16,150.90
      B2            0.00         11,844.00            0.00         11,844.00
      B3            0.00          6,460.36            0.00          6,460.36
      B4            0.00          4,306.91            0.00          4,306.91
      B5            0.00          4,309.33            0.00          4,309.33
   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------
                    0.00      1,810,147.52            0.00      1,810,147.52
   ----------------------------------------------------------------------------

               THE                                  Distribution Date:  2/25/02
             BANK OF
             NEW YORK

      5 Penn Plaza, 16th Fl.
        New York, NY 10001

    Attn: Courtney Batholomew
           212-328-7569

                                                        CountryWide Home Loan
                                                Mortgage Pass - Through Certificates
                                                           Series 2001-11

                                                     Current Payment Information
                                                         Factors per $1,000

   --------------------------------------------------------------------------------------------------------------------------
                                                         Beginning Cert.
                                     Original               Notional                Principal                Interest
      Class         Cusip       Certificate Balance          Balance               Distribution            Distribution
   --------------------------------------------------------------------------------------------------------------------------
       A1         12669BW73          47,000,000.00         847.539348554           45.387252134              4.590838138
       A2         12669BW81         236,454,000.00         835.038366721           49.108771095              4.523124486
       A3         12669BW99          25,000,000.00         830.219818429           50.543243977              4.497024016
       A4         12669BX23          12,228,000.00       1,000.000000000            0.000000000              5.416666667
       A5         12669BX31          10,000,000.00       1,000.000000000            0.000000000              5.416666667
       A6         12669BX49          15,112,000.00       1,044.161706648            0.000000000              0.000000000
       A7         12669BX56          40,000,000.00       1,000.000000000            0.000000000              5.416666667
       PO         12669BX72             205,450.63         736.426184072            1.093995455              0.000000000
       AR         12669BX64                 100.00           0.000000000            0.000000000              0.000000000
        M         12669BX80           6,000,000.00         993.901734173            0.800601049              5.383634393
       B1         12669BX98           3,000,000.00         993.901735838            0.800601051              5.383634402
       B2         12669BY22           2,200,000.00         993.901735233            0.800601050              5.383634399
       B3         12669BY30           1,200,000.00         993.901737504            0.800601052              5.383634411
       B4         12669BY48             800,000.00         993.901725014            0.800601042              5.383634344
       B5         12669BY55             800,449.37         993.901767044            0.800562913              5.383634571

   --------------------------------------------------------------------------------------------------------------------------

   --------------------------------------------------------------------------------------------------------------------------
     Totals                         400,000,000.00         875.279371700           37.550452025              4.525368800
   --------------------------------------------------------------------------------------------------------------------------


  ----------------------------------------------------------
                                               Pass
                     Ending Cert.            Through
     Class         Notional Balance          Rate (%)
  ----------------------------------------------------------
      A1              802.152096420             6.500000
      A2              785.929595626             6.500000
      A3              779.676574452             6.500000
      A4            1,000.000000000             6.500000
      A5            1,000.000000000             6.500000
      A6            1,049.817582559             6.500000
      A7            1,000.000000000             6.500000
      PO              735.332188618             0.000000
      AR                0.000000000             6.500000
       M              993.101133124             6.500000
      B1              993.101134788             6.500000
      B2              993.101134183             6.500000
      B3              993.101136452             6.500000
      B4              993.101123972             6.500000
      B5              993.101165969             6.500000
  ----------------------------------------------------------

  ----------------------------------------------------------
    Totals            837.942598550
  ----------------------------------------------------------

               THE                                  Distribution Date:  2/25/02
             BANK OF
             NEW YORK

      5 Penn Plaza, 16th Fl.
        New York, NY 10001

    Attn: Courtney Batholomew
           212-328-7569


                              CountryWide Home Loan
                      Mortgage Pass - Through Certificates
                                 Series 2001-11


   Pool Level Data

   Distrbution Date                                                      2/25/02
   Cut-off Date                                                           5/1/01
   Determination Date                                                     2/1/02
   Accrual Period                     Begin                               1/1/02
                                      End                                 2/1/02
   Number of Days in Accrual Period                                           31



   ----------------------------------------------
                 Collateral Information
   -----------------------------------------------
   Group 1
   -------
   Cut-Off Date Balance                                                     0.00

   Beginning Aggregate Pool Stated Principal Balance              350,111,748.68
   Ending Aggregate Pool Stated Principal Balance                 335,177,039.43

   Beginning Aggregate Certificate Stated Principal Balance       350,111,748.68
   Ending Aggregate Certificate Stated Principal Balance          335,177,039.43

   Beginning Aggregate Loan Count                                            862
   Loans Paid Off or Otherwise Removed Pursuant to Pooling
   and Servicing Aggrement                                                    31
   Ending Aggregate Loan Count                                               831

   Beginning Weighted Average Loan Rate (WAC)                          7.405336%
   Ending Weighted Average Loan Rate (WAC)                             7.394782%

   Beginning Net Weighted Average Loan Rate                            6.497191%
   Ending Net Weighted Average Loan Rate                               6.497070%

   Weighted Average Maturity (WAM) (Months)                                  350

   Servicer Advances                                                   25,984.22

   Aggregate Pool Prepayment                                       14,652,648.52
   Pool Prepayment Rate                                              40.1320 CPR

               THE                                  Distribution Date:  2/25/02
             BANK OF
             NEW YORK

      5 Penn Plaza, 16th Fl.
        New York, NY 10001

    Attn: Courtney Batholomew
           212-328-7569

                              CountryWide Home Loan
                      Mortgage Pass - Through Certificates
                                 Series 2001-11



   ----------------------------------------------
                 Certificate Information
   ----------------------------------------------

   Group 1
   Senior Percentage                                              96.0238161312%
   Senior Prepayment Percentage                                  100.0000000000%

   Subordinate Percentage                                          3.9761838688%
   Subordinate Prepayment Percentage                               0.0000000000%

   Certificate Account

   Beginning Balance                                                        0.00

   Deposit
   Payments of Interest and Principal                              17,082,213.49
   Liquidation Proceeds                                                     0.00
   All Other Proceeds                                                       0.00
   Other Amounts                                                            0.00
   Total Deposits                                                  17,082,213.49


   Withdrawals
   Reimbursement of Servicer Advances                                       0.00
   Payment of Master Servicer Fees                                     62,490.64
   Payment of Sub Servicer Fees                                       189,394.53
   Payment of Other Fees                                              254,511.01
   Payment of Insurance Premium(s)                                          0.00
   Payment of Personal Mortgage Insurance                                   0.00
   Other Permitted Withdrawal per the Pooling
   and Service Agreement                                                    0.00
   Payment of Principal and Interest                               16,830,328.32
   Total Withdrawals                                               17,336,724.50

   Ending Balance                                                           0.00

               THE                                  Distribution Date:  2/25/02
             BANK OF
             NEW YORK

      5 Penn Plaza, 16th Fl.
        New York, NY 10001

    Attn: Courtney Batholomew
           212-328-7569

                              CountryWide Home Loan
                      Mortgage Pass - Through Certificates
                                 Series 2001-11



   Prepayment Compensation
   Total Gross Prepayment Interest Shortfall                           10,449.31
   Compensation for Gross PPIS from Servicing Fees                     10,449.31
   Other Gross PPIS Compensation                                            0.00
   Total Net PPIS (Non-Supported PPIS)                                      0.00


   Master Servicing Fees Paid                                          62,490.64
   Sub Servicing Fees Paid                                            189,394.53
   Insurance Premium(s) Paid                                                0.00
   Personal Mortgage Insurance Fees Paid                                    0.00
   Other Fees Paid                                                    254,511.01
   Total Fees                                                         506,396.18

               THE                                  Distribution Date:  2/25/02
             BANK OF
             NEW YORK

      5 Penn Plaza, 16th Fl.
        New York, NY 10001

    Attn: Courtney Batholomew
           212-328-7569

                                                        CountryWide Home Loan
                                                Mortgage Pass - Through Certificates
                                                           Series 2001-11

  ----------------------------------------------
               Delinquency Information
  ----------------------------------------------
  Group 1
  -------

  Delinquency                                                       30 - 59 Days    60 - 89 Days           90+ Days        Totals
  -----------                                                       ------------    ------------           --------        ------
  Scheduled Principal Balance                                       2,663,076.93            0.00               0.00  2,663,076.93
  Percentage of Total Pool Balance                                     0.794528%       0.000000%          0.000000%     0.794528%
  Number of Loans                                                              6               0                  0             6
  Percentage of Total Loans                                            0.722022%       0.000000%          0.000000%     0.722022%

  Foreclosure
  -----------
  Scheduled Principal Balance                                               0.00            0.00               0.00    962,316.30
  Percentage of Total Pool Balance                                     0.000000%       0.000000%          0.000000%     0.287107%
  Number of Loans                                                              0               0                  0             2
  Percentage of Total Loans                                            0.000000%       0.000000%          0.000000%     0.240674%

  Bankruptcy
  ----------
  Scheduled Principal Balance                                               0.00            0.00               0.00          0.00
  Percentage of Total Pool Balance                                     0.000000%       0.000000%          0.000000%     0.000000%
  Number of Loans                                                              0               0                  0             0
  Percentage of Total Loans                                            0.000000%       0.000000%          0.000000%     0.000000%

  REO
  ---
  Scheduled Principal Balance                                               0.00            0.00               0.00          0.00
  Percentage of Total Pool Balance                                     0.000000%       0.000000%          0.000000%     0.000000%
  Number of Loans                                                              0               0                  0             0
  Percentage of Total Loans                                            0.000000%       0.000000%          0.000000%     0.000000%

  Book Value of all REO Loans                                                                                                0.00
  Percentage of Total Pool Balance                                                                                      0.000000%

  Current Realized Losses                                                                                                    0.00
  Additional Gains (Recoveries)/Losses                                                                                       0.00
  Total Realized Losses                                                                                                    166.29

               THE                                  Distribution Date:  2/25/02
             BANK OF
             NEW YORK

      5 Penn Plaza, 16th Fl.
        New York, NY 10001

    Attn: Courtney Batholomew
           212-328-7569

                                        CountryWide Home Loan
                                Mortgage Pass - Through Certificates
                                           Series 2001-11


  ----------------------------------------------
   Subordination/Credit Enhancement Information
  ----------------------------------------------

  Protection                                                           Original             Current
  ----------                                                           --------             -------
  Bankruptcy Loss                                                          0.00                0.00
  Bankruptcy Percentage                                                0.000000%           0.000000%
  Credit/Fraud Loss                                                        0.00                0.00
  Credit/Fraud Loss Percentage                                         0.000000%           0.000000%

  Protection                                                           Original             Current
  ----------                                                           --------             -------
  Special Hazard Loss                                                      0.00                0.00
  Special Hazard Loss Percentage                                       0.000000%           0.000000%

  Credit Support                                                       Original             Current
  --------------                                                       --------             -------
  Class A                                                        400,000,000.00      335,177,039.43
  Class A Percentage                                                 100.000000%         100.000000%